ALLIED CAPITAL 1919 Pennsylvania Avenue, NW

Washington, DC 20006-3434

202 331 1112

202-659-2053 Fax

March 19, 2004

Wachovia Securities Moody's Investors Service, Inc.

Structured Products Services 99 Church Street, 8th Floor

8739 Research Drive URP4 New York, NY 10007

Charlotte, NC 28288-1075 Attn: Penny Leech-Freed

Attn: Carolyn Johnson

LaSalle Bank National Association Standard & Poor's Rating Services

135 South LaSalle Street, Suite 1625 55 Water Street, 41st Floor

Chicago, IL 60603 New York, NY 10041-0003

Attn: Cindy Reis Attn: Eric Thompson

Wells Fargo Bank, NA

Corporate Trust Services

CMBS Department

9062 Old Annapolis Road

Columbia, MD 21045

RE: FUCMSI 2002-C1, Officer's Certificate

Dear Representatives:

In accordance with the requirements detailed in 3.13 and 11.11(d)(i) of the Pooling and Servicing Agreement for the above-mentioned CMBS pool, Allied Capital Corporation ("ACC"), in its capacity as Special Servicer, is providing this Officer's Certificate with respect to the following:

    Under my supervision, ACC has reviewed its activities for 2003 and its performance under the Pooling and Servicing Agreement;
    To the best of my knowledge, based on this review, ACC has in all material respects fulfilled all of its obligations under the Pooling and Servicing Agreement throughout 2003; and
    ACC has received no notice regarding the qualification or status of REMIC I or REMIC II as a REMIC under the REMIC Provisions or the Grantor Trust as a "Grantor Trust" for income tax purposed under the Grantor Trust Provisions from the IRS or any other governmental agency or body.

Should you have any questions, please do not hesitate to contact me. I can be reached directly (or via facsimile) 202-331-2438 or via email at dmorakis@allied capital.com.

Sincerely,

Allied Capital Corporation, solely in its capacity as

Special Servicer for the Trust

Demetrios Morakis

Demetrios Morakis

Vice President, Special Servicing

Cc: Norma Kuntz, Vice President, Accounting and Financial Mgmt, Allied Capital Corporation

Jordan Paul, Principal, Special Servicing, Allied Capital Corporation

Matthew Walsh, Principal, Special Servicing, Allied Capital Corporation

Greg Askey, Principal

Matthews, Carter and Boyce, P.C.

11320 Random Hills Road, Suite 600

Fairfax, VA 22030-7427